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                                                                EXHIBIT 10.20

                          MANAGEMENT SERVICES AGREEMENT

            This Agreement is made, as of the 23rd day of July, 1999, by and between ATM SERVICE, LTD., a New York corporation ("ATM"), and WARREN ROTHSTEIN ("MANAGER").

      The parties, each intending to be legally bound, hereby agree as follows:

      1. POSITION. ATM hereby appoints Manager as Chairman of ATM, pursuant to the terms of this Agreement, and Manager hereby accepts such appointment and agrees to perform such services in this capacity as may from time to time be reasonably requested by ATM's board of directors.

      2. TERM. This Agreement shall commence as of July 23, 1999 (the "Effective Date") and shall, except as provided in paragraph 6, remain in effect for a period of ten (10) years thereafter. After this ten (10) year term, the Agreement shall automatically renew from year to year unless either party gives written notice to the other at least ninety (90) days prior to the expiration of the then current term that he or it is not renewing.

      3. COMPENSATION AND BENEFITS. For all services rendered by Manager under this Agreement, ATM shall compensate Manager as follows:

               (a) Manager shall receive an annual compensation (the "Base Compensation") in the amount of Four Hundred Thousand Dollars ($400,000), which will be paid jointly by ATM and ATM Service, Ltd., a New York corporation ("ATM"). ATM will pay Manager, on a quarterly basis, the difference between the amount of the Base Compensation and any portion thereof paid by ATM.

               (b) Manager shall also be entitled to receive such other benefits as are contained in Schedule "A".

               (c) The Base Compensation shall be subject to annual review, and Manager shall be entitled to such increase as is determined by the Board of Directors of ATM. Notwithstanding anything contained herein to the contrary, the Base Compensation shall be increased pro rata to any increase in base salary received by Thomas Settineri ("Settineri"). Manager's entitlement to any stock options and bonuses or other additional compensation shall likewise be pro rata with that of any stock options or bonuses or other additional compensation granted or awarded to Settineri.

      4. DUTIES. The duties of Manager are set forth in the attached Schedule "B". Those duties shall be performed in such manner so as to uphold the reputation of ATM in the business community. Manager's duties may be reasonably extended or curtailed from time to time, at the discretion of the Board of Directors of ATM.

      5. TIME AND ATTENTION DEVOTED TO DUTIES. Manager shall devote such time and attention to the business of ATM as may reasonably be required in order to perform his duties hereunder. He shall not, during the term of this Agreement, be engaged in any other business activity which materially interferes with his ability to perform the duties assigned to him by ATM, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. This shall not be construed as preventing Manager from investing his assets in such form or manner as will not require any services on the part of Manager in the operation of the affairs of the companies in which such investments are made, subject to the qualification that Manager may not invest in a company which is competitive in any manner whatsoever with ATM, its parents, subsidiaries or affiliates (except for investments constituting less than one percent (l%) of a publicly owned company).

      6. TERMINATION.

               (a) Notwithstanding the termination provision of paragraph 2, this Agreement may be terminated at any time by ATM, upon written notice to Manager, upon the occurrence of any of the following:

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                    (i)   Manager's inability to perform substantially all of
                          his duties, through death or total disability in excess of sixty (60) consecutive days or total disability in excess of ninety (90) days in any twelve
                          (12) month period;

                    (ii) Any intentional act of dishonesty or disloyalty by Manager having a materially adverse affect on ATM;

                    (iii) Manager's intentional material breach of the
                          confidentiality provisions of this Agreement; or

                    (iv) Any other material breach of this Agreement by Manager which is not cured within a reasonable time following Manager's receipt of written notice from ATM.

               (b) Manager may terminate this Agreement in the event of any material breach of this Agreement which is not cured within a period of thirty (30) days following ATM's receipt of written notice from Manager.


      7. REPRESENTATIONS OF MANAGER

               (a) Manager represents that, to the best of his knowledge, he is not the subject of any pending or threatened claim which involves any criminal or governmental proceedings, or allegations of misfeasance, and that he has not been charged nor threatened to be charged by any governmental or administrative body with violation of law except for minor traffic violations and similar charges.

               (b) Manager further represents and warrants that he is not prohibited from acting as Chairman of ATM by virtue of the operation of any non-competition or similar agreement with any prior employer, or by any applicable statutes, regulations or ordinances or any other applicable law or by the rules and regulations of the US Securities and Exchange Commission or any national securities exchange, and that his acting in the capacity for ATM that is contemplated by the parties hereto and by virtue of his position with ATM described in Section 1 hereof will not subject ATM to claims or materially impair the license status of ATM or its affiliates or any entity operated by ATM or its affiliates.


      8. DEFENSE OF CLAIMS. Manager agrees that during the term of this Agreement, and at all reasonable times thereafter, he will cooperate with ATM in the defense of any claim that may be made against ATM or any affiliates, to the extent that such claims may relate to services performed by Manager for ATM or its affiliates. In connection therewith, ATM will (i) reimburse Manager for all of his reasonable out-of-pocket expenses and, to the extent reasonably practicable, provide Manager with notice at least ten (10) days prior to the date on which any travel is required, and (ii) if Manager is no longer engaged by ATM, compensate Manager at a reasonable rate for his time.

      9. SEVERABILITY. In the event that any of the provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of this Agreement and same shall be construed as if such invalid or unenforceable provisions had never been a part hereof. If a court of competent jurisdiction determines that the length of time, geographical restrictions or any other restriction, or portion thereof, set forth in this Agreement is overly restrictive and unenforceable, the parties agree that the court shall reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Agreement shall remain in full force and effect.

      10. ENTIRE AGREEMENT. This document constitutes the entire agreement between ATM and Manager regarding the subject matter hereof and there are no oral agreements or undertakings affecting this instrument; any


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future modifications, in order to be binding upon the parties, must be reduced to writing and executed by both parties to this Agreement.

      11. NO WAIVER. Either party's failure to strictly enforce any provision of this Agreement shall not be construed as a waiver or as excusing either party from future performance.

      12. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties, but in no event may Manager assign to any other party Manager's duties or obligations under this Agreement.

      13. NEW YORK JURISDICTION AND LAW. THIS AGREEMENT HAS BEEN MADE AND EXECUTED IN THE STATE OF NEW YORK AND THE PARTIES CONSENT TO THE JURISDICTION OF THE NEW YORK COURTS AND THE APPLICATION OF DELAWARE LAW TO ANY CONTROVERSY HEREUNDER. THE PARTIES AGREE TO WAIVE A JURY TRIAL IN ANY PROCEEDING BROUGHT TO ENFORCE ANY OF THE TERMS OF THIS AGREEMENT.

      14. HEADINGS. Paragraph headings herein shall have absolutely no legal significance and are used solely for convenience of reference.

      15. ACKNOWLEDGMENT. Manager acknowledges that notwithstanding the date of Manager's execution and delivery of this Agreement, Manager was made aware of and consented to the covenants, conditions and agreements of this Agreement that he is receiving additional consideration for the same, including, but not limited to, the management services arrangement contained in this Agreement.

      16. NOTICES. All notices which either party is required or may desire to give to the other under or in conjunction with is Agreement shall be in writing and shall be given by addressing the same to such other party at the address set forth below, and by depositing the same so addressed, certified mail, postage prepaid, return receipt requested, or by overnight mail or by reputable courier service, or by delivering the same personally to such other party.

                  IF TO THE COMPANY:

                  ATM Service, Ltd.
                  220 White Plains Raod
                  Tarrytown, NY 10591

                  IF TO MANAGER:

                  Warren Rothstein
                  ATMcenter.com
                  220 White Plains Road
                  Tarrytown, NY  10591

      Any notice mailed should be deemed to have been given three (3) United States Post Office delivery days following the date of mailing. Overnight mail or courier services shall be deemed to have been given on the next business day following the date of mailing. Any notice delivered in person shall be deemed effective upon delivery. Either party may change the address for the service of notice upon it by written notice given to the other in the manner herein provided for the giving of notice.

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      IN WITNESS WHEREOF, the parties hereto have set their hands.


                                    ATM SERVICE, LTD.


                                    By:  /s/ Thomas Settineri
                                         ------------------------------
                                         Name: Thomas Settineri
                                         Title:  President


                                        /s/ Warren Rothstein
                                    -----------------------------------
                                          WARREN ROTHSTEIN




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                                   SCHEDULE A


BENEFITS


Health, life and disability coverages, in each case at least equivalent to the benefits provided to Thomas Settineri and Gary Levi by IAC and/or ATM.

Reimbursement for automobile expenses, at a level up to 120% of the expense reimbursement received by Thomas Settineri and Gary Levi from IAC and/or ATM.

Cell phones, laptop computer, and any other computer/communication requirements.

Reimbursement for business expenses/entertainment; and

Such other benefits and/or perks as may be provided by the Company to any of its other executive personnel.


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                                   SCHEDULE B


     DUTIES

     As Chairman of ATM, Manager will have the following duties and responsibilities:

o    Exercising the executive powers of ATM.

o    Hiring and firing of employees.

o    Setting compensation for all employees.

o Attending and participating in the meetings of the Board of Directors of ATM.

o    Attending and participating in meetings of the Executive Committee of ATM.

o    Implementing ATM's policies as adopted by the Board of Directors.

o Representing ATM in dealings with third parties, as directed by the Board of Directors.


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